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                           NINTH AMENDMENT TO LEASE
                           ------------------------

                                                                    EXHIBIT 10.1

  THIS NINTH AMENDMENT TO LEASE (this "Amendment") is made by and between CHEVRON U.S.A. INC., a Pennsylvania corporation ("Landlord") and TEXAS MICRO INC., a Delaware corporation ("Tenant"), effective the 24th day of February, 1998.

                                 W I T N E S S E T H:
                                 --------------------

  WHEREAS, Landlord and Tenant did enter into that certain lease (the "Lease") dated December 11, 1992, as amended effective February 24, 1993, October 28, 1993, July 10, 1995, July 31, 1995, October 17, 1995, April 28, 1997, November
12, 1997 and December 23, 1997 for certain leased space situated in the Building known as 5959 Corporate Drive, Houston, Texas; and

  WHEREAS, Landlord and Tenant again desire to amend the Lease as set forth herein;

  NOW THEREFORE, Landlord and Tenant in consideration of the premises and the mutual benefits to be derived therefrom, do hereby covenant, stipulate and agree, each with the other, to the following terms, covenants, conditions and obligations as an amendment to the Lease:

     1. All terms, covenants, obligations and conditions in this Amendment which conflict with a like provision in the Lease shall be controlling over and supersede any like provision in the Lease.

     2. All terms, covenants, obligations and conditions in the Lease not superseded and/or amended by any provision in this Amendment shall remain in full force and effect. All defined terms in the Lease shall have the same meaning in this Amendment.

     3. Article 1, Section 1.01 of the Lease is amended to include within the Premises approximately 7,284 square feet of Net Rentable Area ("NRA") (the "New Expansion Space") within the Northwest Quadrant on the First Floor of the Building as shown on the floor plan attached hereto as Exhibit A.

     4. The Rental Commencement Date for the New Expansion Space is the earlier of the date upon which the Tenant occupies the New Expansion Space for purposes other than construction and build-out or March 1, 1998.

     5. The Base Rent for the New Expansion Space is $11.50 per square foot of NRA beginning upon the Rental Commencement Date.

     6. Tenant shall have the right to further expand the New Expansion Space to include the remaining approximately 7,283 square feet of NRA within the Northwest Quadrant on the First Floor of the Building shown on the floor plan attached hereto as Exhibit A at any time before February 28, 1999, upon 30 days advance written notice to Landlord; however, unless such right is exercised by Tenant and such expansion effected prior to February 28, 1999, the Lease shall be automatically
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          amended effective March l, 1999 to include the aforesaid 7,283 square feet of NRA in the New Expansion Space.

    7. Tenant agrees to take the New Expansion Space "AS IS," and agrees to the correctness of the square footage measurements recited herein.

    8. So long as Tenant is not in default under the Lease, Tenant is granted a right of first refusal, subordinate to the existing rights or options of any other Tenant in the Building and subject to the conditions specified herein, with respect to the remaining vacant space in the Southwest Quadrant of the Basement Level of the Building as shown on Exhibit B attached hereto (the "First Refusal Space"). If Landlord receives an offer to lease the First Refusal Space from a third party, which is not a corporate affiliate of Landlord, Landlord shall present in writing the terms of such offer to Tenant. Within 5 business days after receipt of Landlord's notice of said third party offer, Tenant shall deliver written notice to Landlord if Tenant wishes to exercise its right hereunder to lease the First Refusal Space under the same terms and conditions as the third party offer, except that the term of the Lease with respect to the First Refusal Space shall be coterminous with the term of the Lease, unless the offer is within the last 5 years of the Lease, whereupon the term of the Lease with respect to the First Refusal Space shall be the greater of the term of said third party offer or the term of the Lease. If Tenant does not so respond within the said 5 day period, Tenant will be deemed to have waived its right hereunder, and Landlord may lease the space to such third party. Nothing herein shall supersede Landlord's right to dedicate the First Refusal Space for use by itself or a corporate affiliate or to reserve the First Refusal Space for such use. The exercise or rejection by Tenant of any offer to lease First Refusal Space shall not terminate the right of first refusal as to other portions of the First Refusal Space or as to space leased to such third party upon expiration of such third party lease.

  Made as of the date first written above.

               LANDLORD                  TENANT
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          CHEVRON U.S.A. INC.        TEXAS MICRO INC.


          By /s/ Gary Schuman        By /s/ Michael Stewart
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          Its Lease Manager          Its C.E.O.
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